EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 of Occam Networks, Inc. and subsidiary of our report dated March 10, 2006 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Occam Networks, Inc. and subsidiary for the year ended December 25, 2005.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

May 26, 2006